As filed with the Securities and Exchange Commission on December 22, 2004 Registration No. 333 -118745

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5
TO FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXION POWER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-0774638
(State or other jurisdiction of	(I.R.S. Employer
incorporation organization)	Identification No.)

100 Caster Avenue
Vaughan, Ontario, Canada L4L 5Y9
(905) 264-1991
(Address of Principal Executive Offices)

Charles Mazzacato, Chief Executive Officer
Axion Power International, Inc.
100 Caster Avenue
Vaughan, Ontario L4L 5Y9 Canada
(905) 264-1991
(Name and Address of Agent For Service)

Copies to:
John L. Petersen, Esq.
Petersen & Fefer
Chateau de Barberêche
Switzerland 1783 Barberêche
(4126) 684-0500
US Voicemail and Fax (281) 596-4545

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:	X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.
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If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.
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If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.	__

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vaughan, Ontario, Canada, on December 22, 2004.

AXION POWER INTERNATIONAL, INC.

/s/ Charles Mazzacato
Charles Mazzacato, Chief Executive Officer and Director

/s/ Peter Roston
Peter Roston, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this registration statement in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John L. Petersen	Director	December 22, 2004
John L. Petersen

/s/ Thomas Granville	Director	December 22, 2004
Thomas Granville

/s/ Robert Averill	Director	December 22, 2004
Robert Averill

/s/ Glenn Patterson	Director	December 22, 2004
Glenn Patterson

/s/ Igor Filipenko	Director	December 22, 2004
Igor Filipenko

/s/ Joseph Souccar	Director	December 22, 2004
Joseph Souccar